POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Peter J. Barack, Daniel L.
Dominguez and Bradley W. Marzullo, attorneys at the law firm of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, and each of them ,with full power to each of them to act alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities, to sign Forms ID or any comparable form subsequently adopted by the Securities and Exchange
Commission, and any amendments thereto, and an Initial Statement of Beneficial Ownership on Form 3, Statements of Changes in
Beneficial Ownership on Form 4 and Annual Statements of
Changes in Beneficial Ownership on Form 5, or any comparable forms subsequently adopted by the Securities and Exchange
Commission, and any amendments thereto, with respect to the undersigneds direct or indirect ownership, acquisition, disposition or other transfer of any securities of Physicians Formula Holdings, Inc. or any of its affiliates, and to file any of the above forms with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

The powers granted hereby shall be effective on and as of the date hereof and, unless earlier revoked by written instrument, shall continue in effect for so long as the undersigned, in his capacity as an officer and/or director of Physicians Formula Holdings, Inc., is subject to Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder, as the same may be amended from time to time.

Dated:  11/03/06
		/s/ Claude Gros